EXHIBIT 99.1

Barnes & Noble Names New Board Member

October 17, 2018 04:15 PM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)--Barnes & Noble, Inc. (NYSE: BKS), the nation’s largest retail bookseller, today announced the appointment of Irwin D. Simon, Founder, President and Chief Executive Officer of The Hain Celestial Group, Inc., to its Board of Directors.

Mr. Simon founded Hain Celestial, a leading organic and natural products company, in 1993 with operations in North America, Europe, Asia and the Middle East. Under his leadership, Hain Celestial has revolutionized the natural and organic products industry. Mr. Simon was appointed Chairman of the Board of Hain Celestial in 2000. In June, Mr. Simon announced he would be stepping down as CEO after leading the company for a quarter of a century and would become its non-executive Chairman upon the appointment of new a CEO.

“We could not be more pleased to welcome Irwin Simon, an entrepreneur and visionary in the organic and natural products industry to our board,” said Leonard Riggio, Executive Chairman of Barnes & Noble. “His intellect, leadership, marketing savvy and expertise will benefit Barnes & Noble greatly.” Mr. Riggio added that Mr. Simon, who will serve as an independent board member, was recommended to the Company by Richard Schottenfeld, a shareholder.

Mr. Simon currently serves as the lead independent director of MDC Partners, Inc., a leading marketing activation and communications solutions and services company. He also serves on the board of trustees of Tulane University. During the last five years, Mr. Simon also served as a director of Jarden Corporation, a consumer products company and an independent non-executive director of Yeo Hiap Seng, Limited, a food and beverage company based in Singapore. Mr.
Simon is also involved in several industry and charitable organizations including The Bowery Mission and Brooklyn Poly Prep School.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 629 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store (www.nook.com) features digital books, periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,”“believe,”“estimate,”“expect,”“intend,”“plan,”“will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, risks associated with the eCommerce business, including the possible loss of eCommerce customers and declines in eCommerce sales, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 28, 2018, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

Contacts
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Vice President
Investor Relations and Corporate Finance
amilevoj@bn.com